Exhibit (l)

Simpson Thacher & Bartlett LLP

900 G STREET, NW

WASHINGTON, D.C. 20001

TELEPHONE: +1-202-636-5500

FACSIMILE: +1-202-636-5502

October 2, 2026

Franklin Municipal Opportunities Trust

100 Federal Street

Boston, Massachusetts 02110

Re:	Registration Statement on Form N-2:

Securities Act Registration No. 333- 297623

Investment Company Act Registration No. 811-07626

To the Addressee Stated Above:

We have acted as counsel to Franklin Municipal Opportunities Trust, a Massachusetts business trust (the “Company”), in connection with the Registration Statement on Form N-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, relating to the issuance by the Company of the following securities with an aggregate initial offering price up to $175,000,000 (collectively, the “Securities”): (i) common shares of beneficial interest, without par value (“Common Shares”); and (ii) subscription rights to purchase Common Shares (“Subscription Rights”).

We have examined the Registration Statement, the Company’s Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and the Company’s Amended and Restated Bylaws (the “Bylaws”). Each of the Declaration of Trust and the Bylaws has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Board of Trustees of the Company (the “Board”) has taken all necessary corporate actions to authorize and approve the issuance of the Securities, and upon payment and delivery in accordance with the applicable definitive underwriting or similar agreement approved by the Board, and upon compliance with applicable regulatory requirements, the Securities will be validly issued, fully paid and nonassessable.

The Company is an entity commonly known as a “Massachusetts business trust.” Our opinion above, as it relates to the non-assessability of the Securities, is, therefore, qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the trust. In this regard, however, please be advised that the Declaration of Trust disclaims shareholder liability for acts, obligations or affairs of the Company and provides that any person extending credit to, contracting with or having any claim against the Company shall look only to the Company property for payment under such credit, contract or claim, and that no shareholder will be personally liable therefor. Also, the Declaration of Trust

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provides that the Company shall indemnify and hold each shareholder harmless from and against all claims and liabilities to which such shareholder may become subject by reason of his being or having been a shareholder, and shall reimburse such shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. Thus, the risk of a shareholder incurring a financial loss on account of shareholder liability is limited to circumstances in which the Company would be unable to meet its obligations.

We do not express any opinion herein concerning any law other than the law of the State of New York and Chapter 182 of the General Laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion letter as Exhibit (l) to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

3	October 2, 2026